UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 20, 2014

BNC BANCORP
(Exact name of registrant as specified in its charter)

North Carolina	000-50128	47-0898685
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3980 Premier Drive
High Point, North Carolina 27265
(Address of principal executive offices)

(336) 476-9200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a), (b)

A total of 17,525,147 shares of BNC Bancorp’s common stock were present or represented by proxy at the Annual Meeting on May 20, 2014 to consider and vote on the matters listed below. This represented approximately 82.7% of BNC Bancorp’s 21,191,012 shares of common stock that were outstanding and entitled to vote at the Annual Meeting. The proposals set forth below, each of which is described in more detail in BNC Bancorp’s 2014 definitive proxy statement filed with the SEC on April 10, 2014, were submitted to a vote of the shareholders and approved at the Annual Meeting.

Election of Directors

The shareholders of BNC Bancorp elected each of the director nominees nominated by BNC Bancorp’s Board of Directors. The voting results were as follows:

Nominees for Terms Ending as of the 2017 Annual Meeting (Three-Year Term)

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph M. Coltrane, Jr.	14,194,311	156,654	3,174,182
Richard F. Wood	14,188,020	162,945	3,174,182
G. Kennedy Thompson	14,207,096	143,869	3,174,182
Elaine M. Lyerly	14,204,394	146,571	3,174,182

Advisory Vote on Executive Compensation

The shareholders of BNC Bancorp approved, on an advisory basis, the compensation of our named executive officers as disclosed in our proxy statement. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,598,518	293,900	461,183	3,171,545

Ratification of Appointment of Independent Registered Public Accounting Firm

The shareholders of BNC Bancorp ratified the appointment of Cherry Bekaert LLP as BNC Bancorp’s independent registered public accounting firm for the fiscal year ending December 31, 2014. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,410,633	58,259	53,615	2,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014

BNC BANCORP

By:	/s/ David B. Spencer
Name:	David B. Spencer
Its:	Senior Executive Vice President & Chief Financial Officer

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